UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 28, 2026

IDAHO COPPER CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	001-43386	98-0221494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. Main Street, Suite 1460, Boise, Idaho 83702

(Address of Principal Executive Offices)

208-274-9220

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	COPR	NYSE American LLC
Common Stock Purchase Warrant	COPR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about July 28, 2026, (i) Robert Scannell resigned as Chief Financial Officer of Idaho Copper Corporation, a Nevada corporation (the “Company”); (ii) Robert Scannell was appointed as Executive Chairman of the Company; and (ii) Bruce Harmon was promoted from Controller to Chief Financial Officer of the Company.

Bruce Harmon, age 68, is a financial executive with more than 45 years of experience across private and public companies. Since 2008, he has been President and owner of Lakeport Business Services, Inc., providing chief financial officer services to more than 150 clients. Currently, Mr. Harmon is a Director for Scilla Learning Holding, Inc., an artificial intelligence company, and is a Director for Veterans Benefit Corporation, a benefit company working with various entities to benefit United States military veterans. Early in his career, Mr. Harmon spent five years in the mining industry with Amoco Minerals Company, then a wholly owned subsidiary of Standard Oil of Indiana (NYSE: SN), working as an accountant in the corporate office and as an operations analyst at one of the company’s coal mines. He has been instrumental in taking 17 companies public, in acquisitions, and in raising growth capital. Previously, Mr. Harmon served as Chief Financial Officer of Onconetix, Inc. (Nasdaq: ONCO), a pharmaceutical company, from 2023 through 2024, and Marizyme, Inc. (OTC: MRZM), a pharmaceutical company, from 2021 through 2022. In 2005, Mr. Harmon was part of a team of three that presented to 84 delegates at the United Nations at the invite of the UN Environment Programmé. Mr. Harmon received a Bachelor of Science degree in accounting from Missouri State University in 1979.

The disclosure in the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2026, regarding Mr. Scannell’s biography and age are incorporated by reference into this Item 5.02.

In connection with Mr. Scannell’s and Mr. Harmon’s appointments, on or about July 28, 2026, the Company entered into executive employment agreements with each of Mr. Scannell, Mr. Harmon, and Andrew Brodkey, the Company’s Chief Executive Officer.

Pursuant to Mr. Scannell’s employment agreement with the Company, Mr. Scannell will serve as Executive Chairman of the Company in consideration of the Company paying Mr. Scannell $350,000 in base compensation per year, an initial equity award of 250,000 shares of common stock, which shall vest two years following issuance, and a change of control bonus equal to 1% of the transaction value in such change of control, and provide Mr. Scannell other benefits, including health insurance for Mr. Scannell and his spouse, and 6 weeks of vacation/paid time off each year. Following a termination of Mr. Scannell’s employment without cause by the Company or by Mr. Scannell for good reason, Mr. Scannell will also be paid severance equal to either (i) 24 months of base compensation if the termination is during the initial 5-year period of employment under the agreement, or (ii) 12 months of base compensation if the termination is during a renewal period of employment following the initial period of employment. Finally, pursuant to the employment agreement, the Company and Mr. Scannell entered into an indemnification agreement pursuant to which the Company will indemnify Mr. Scannell for any losses incurred by Mr. Scannell as a result of Mr. Scannell’s service as an officer of the Company.

Pursuant to Mr. Harmon’s employment agreement with the Company, Mr. Harmon will serve as Chief Financial Officer of the Company in consideration of the Company paying Mr. Harmon $200,000 in base compensation per year, an initial equity award of 125,000 shares of common stock, which shall vest two years following issuance, and a change of control bonus equal to 0.25% of the transaction value in such change of control, and provide Mr. Harmon other benefits, including health insurance for Mr. Harmon and his spouse, and 6 weeks of vacation/paid time off each year. Following a termination of Mr. Harmon’s employment without cause by the Company or by Mr. Harmon for good reason, Mr. Harmon will also be paid severance equal to either (i) 24 months of base compensation if the termination is during the initial 5-year period of employment under the agreement, or (ii) 12 months of base compensation if the termination is during a renewal period of employment following the initial period of employment. Finally, pursuant to the employment agreement, the Company and Mr. Harmon entered into an indemnification agreement pursuant to which the Company will indemnify Mr. Harmon for any losses incurred by Mr. Harmon as a result of Mr. Harmon’s service as an officer of the Company.

Pursuant to Mr. Brodkey’s employment agreement with the Company, Mr. Brodkey will serve as Chief Executive Officer of the Company in consideration of the Company paying Mr. Brodkey $350,000 in base compensation per year, an initial equity award of 250,000 shares of common stock, which shall vest two years following issuance, and a change of control bonus equal to 1% of the transaction value in such change of control, and provide Mr. Brodkey other benefits, including health insurance for Mr. Brodkey and his spouse, and 6 weeks of vacation/paid time off each year. Following a termination of Mr. Brodkey’s employment without cause by the Company or by Mr. Brodkey for good reason, Mr. Brodkey will also be paid severance equal to either (i) 24 months of base compensation if the termination is during the initial 5-year period of employment under the agreement, or (ii) 12 months of base compensation if the termination is during a renewal period of employment following the initial period of employment. Finally, pursuant to the employment agreement, the Company and Mr. Brodkey entered into an indemnification agreement pursuant to which the Company will indemnify Mr. Brodkey for any losses incurred by Mr. Brodkey as a result of Mr. Brodkey’s service as an officer of the Company.

The foregoing descriptions of the executive employment agreements and indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements and indemnification agreements, copies of which are filed as Exhibits 10.1-10.3 to this Current Report on Form 8-K and incorporated by reference herein (with the indemnification agreements attached as exhibits to each employment agreement).

Item 7.01 Regulation FD Disclosure.

The disclosure in Item 5.02 is incorporated by reference into this Item 7.01. On August 5, 2026, the Company issued a press release announcing the appointments of Robert Scannell and Bruce Harmon as Executive Chairman and Chief Financial Officer, respectively (the “Release”). A copy of the Release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, or the Exchange Act of 1934, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, between Idaho Copper Corporation and Robert Scannell, dated July 28, 2026
10.2	Executive Employment Agreement, between Idaho Copper Corporation and Bruce Harmon, dated July 28, 2026
10.3	Executive Employment Agreement, between Idaho Copper Corporation and Andrew Brodkey, dated July 28, 2026
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2026

IDAHO COPPER CORPORATION

By:	/s/ Robert Scannell
Name:	Robert Scannell
Title:	Executive Chairman